UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2004

MIM Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28740 (Commission File Number)	05-0489664 (IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York (Address of Principal Executive Offices)	10523 (Zip Code)

Registrant's telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition.

      On March 4, 2004, MIM Corporation (the "Company") issued a press release announcing that a pre-tax charge of approximately $950,000 will be included in the Company's 2003 full year results based on accounting rules governing its tentative settlement of a litigation subsequent to its 2003 fiscal year end and 2003 fourth quarter. A copy of this press release is furnished as Exhibit 99.1 hereto.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 5, 2004	MIM CORPORATION By: /s/ James S. Lusk James S. Lusk, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number 99.1	Description of Exhibit Press Release issued by MIM Corporation on March 4, 2004